CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of the FSI Low Beta Absolute Return Fund and to the use of our report dated October 28, 2013 on the financial statements and financial highlights of the FSI Low Beta Absolute Return Fund. Such financial statements and financial highlights appear in the August 31, 2013 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

November 26, 2013